Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration Nos. 33-60580 and 333-03895) and Form S-3 (Registration No. 333-19195) of our report dated March 21, 2000 on the financial statements included in the 1999 annual report on Form 10-K of Life Medical Sciences, Inc.

Richard A. Eisner & Company, LLP

New York, New York
March 29, 2000